Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
QA Holdings, LP:

We consent to the incorporation by reference in the registration statement (No. 333-171333) on Form S-8 of QA Holdings, LP (the Predecessor) of our report dated April 30, 2009, with respect to the consolidated statements of operations, changes in owners’ equity and cash flows for the year ended December 31, 2008, which report is incorporated by reference into the Form 8-K of QR Energy, LP dated November 22, 2011.

/s/ KPMG LLP
Houston, Texas
November 22, 2011